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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 33-98442, 33-98446, 333-21799, 333-21795 and
333-70599) on Form S-8 and the Registration Statements (No. 333-20479 and 333-79695) on Form S-3 of CheckFree Holdings Corporation of our reports dated August 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of CheckFree Holdings Corporation for the year ended June 30, 1999.


/s/Deloitte & Touche LLP

Atlanta, Georgia
September 24, 1999